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CINGULAR WIRELESS                                                  Exhibit 4.1.1
EXHIBITS

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                              CINGULAR WIRELESS LLC

                                       TO

                          BANK ONE TRUST COMPANY, N.A.
                                     TRUSTEE

                                 --------------

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of December 31, 2002

                                 --------------

              SUPPLEMENT TO INDENTURE DATED AS OF DECEMBER 12, 2001

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CINGULAR WIRELESS                                                  Exhibit 4.1.1
EXHIBITS

FIRST SUPPLEMENTAL INDENTURE, dated as of December 31, 2002, between Cingular Wireless LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 5565 Glenridge Connector, Atlanta, Georgia 30342, and Bank One Trust Company, N.A., a national banking association, as Trustee (herein called the "Trustee").

                                    RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee a certain indenture, dated as of December 12, 2001 (hereinafter called the "Indenture"), pursuant to which the Company has issued its 5.625% Senior Notes due 2006 (the "2006 Notes"), its 6.50% Senior Notes due 2011 (the "2011 Notes") and its 7.125% Senior Notes due 2031 (the "2031 Notes"), and which provides for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (together with the 2006 Notes, the 2011 Notes and the 2031 Notes, the "Securities"), to be issued in one or more series as in the Indenture provided. All terms used in this First Supplemental Indenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture;

WHEREAS, the Company desires and has requested the Trustee to join with the Company in the execution and delivery of this First Supplemental Indenture in order to add a covenant to file reports required under Sections 13 and 15(d) of the Exchange Act;

WHEREAS, Section 901 of the Indenture provides, among other things, that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities;

WHEREAS, the Company has furnished the Trustee with (i) an Opinion of Counsel to the Company stating that the execution of this First Supplemental Indenture is authorized or permitted by the Indenture, (ii) an Officer's Certificate from the Company certifying that the Board Resolution has been duly adopted and is in full force and effect and that this First Supplemental Indenture complies with the requirements of the Indenture, and (iii) a copy of the Board Resolution of the Company pursuant to which this First Supplemental Indenture has been authorized; and

WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

                                    ARTICLE I
                                    AMENDMENT

Section 1. Addition of Section 1005A to the Indenture.

The following Section 1005A shall be added to the Indenture immediately following Section 1005:

      SECTION 1005A. Exchange Act Reporting.


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CINGULAR WIRELESS                                                  Exhibit 4.1.1
EXHIBITS

Notwithstanding that the Company may not be subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee with such quarterly and annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act as though it were subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act. This
Section 1005A shall terminate, and the Company shall have no further obligation under this Indenture to file with the Commission or provide to the Trustee any such Section 13 or 15(d) reports, on the earlier to occur of (i) the first registration by the Company under Section 12(b) or 12(g) of the Exchange Act or
(ii) May 1, 2003. The Company may terminate its obligations under this Section 1005A at any time prior to such date by so notifying the Trustee and by posting a copy of such notice on its website.

                                   ARTICLE II
                                  MISCELLANEOUS

Section 2.1 Effectiveness.

The amendment to the Indenture set forth in Section 1 of this First Supplemental Indenture shall be effective as of December 31, 2002.

Section 2.2 Confirmation of Indenture.

As amended and modified by this First Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 2.3 Governing Law.

This Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York without regard to conflicts of law principles thereof.

Section 2.4 Capitalized Terms.

For all purposes of this First Supplemental Indenture, except as otherwise stated herein, capitalized terms used herein but not defined in this First Supplemental Indenture shall have the respective meanings assigned to them in the Indenture.

Section 2.5 Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


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CINGULAR WIRELESS                                                  Exhibit 4.1.1
EXHIBITS

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the day and year first above written.

                                           CINGULAR WIRELESS LLC

                                           By:  CINGULAR WIRELESS CORPORATION,
                                                 as Manager

                                           By /s/ Sean Foley
                                              ----------------------------------
Attest:                                       Name: Sean Foley
By                                            Title: Vice President-Treasurer
  ----------------------------------


                                           BANK ONE TRUST COMPANY, N.A.,
                                           as Trustee

                                           By  /s/ David B. Knox
                                               ---------------------------------
Attest:                                        Name: David B. Knox
By                                             Title:
  ----------------------------------


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